Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-49464, 333-34647, 333-49454, and 333-30140 of WaveRider Communications Inc.
on Form S-8 and in Registration Statements No. 333-70114, 333-52834, 333-67634, and 333-70821 of WaveRider Communications Inc. on Form S-3 of our report dated March 9, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern) appearing in this Current Report on Form 8-K/A.

/s/ Deloitte & Touche LLP
-------------------------
Chartered Accountants

Toronto, Ontario
August 11, 2003